Exhibit 99.1

TIPTREE REPORTS Q1 2021 RESULTS WITH RECORD REVENUES AND NET INCOME
•Revenues of $294.7 million, up 127.3% from Q1’20, driven by growth in insurance and mortgage operations and net realized and unrealized gains in Q1’21 compared to losses in Q1’20. Excluding realized and unrealized gains and losses, revenues increased 25.6% versus prior year.

•Net income of $28.6 million for the first quarter 2021.

•Adjusted net income of $13.2 million, up 90.5% from Q1’20, driven by improvement in insurance and mortgage operations. Annualized Adjusted ROAE of 13.7%, compared to 7.3% in the prior year period.

•Book value per share of $11.63 as of March 31, 2021, when combined with dividends paid of $0.16 per share, increased 21.2% from the prior year, driven by a combination of net income and 2.3 million of share repurchases over the past four quarters at an average 49% discount to book value per share.

•Declared a dividend of $0.04 per share to stockholders of record on May 24, 2021 with a payment date of June 1, 2021.

New York, New York - May 5, 2021 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the three months ended March 31, 2021.

($ in thousands, except per share information)	Three Months Ended March 31,
GAAP:	2021	2020
Total revenues	$294,688	$129,671
Net income (loss) attributable to common stockholders	$28,581	$(60,007)
Diluted earnings per share	$0.81	$(1.74)
Cash dividends paid per common share	$0.04	$0.04
Return on average equity	31.8%	(64.1)%

Non-GAAP: (1)
Adjusted net income	$13,155	$6,907
Adjusted return on average equity	13.7%	7.3%
Book value per share	$11.63	$9.73
____________________________
(1) For information relating to Adjusted net income, Adjusted return on average equity and book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.

Earnings Conference Call
Tiptree will host a conference call on Thursday, May 6, 2021 at 9:00 a.m. Eastern Time to discuss its Q1 2021 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, May 6, 2021 at 1:00 p.m. Eastern Time, until midnight Eastern on Thursday, May 13, 2021. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13717974.

Financial Highlights

Overall:
•Net income for Q1’21 of $28.6 million, up from a net loss of $60.0 million in Q1’20 driven by improved performance in insurance and mortgage operations, in addition to realized and unrealized gains on investments in Q1’21 as compared to unrealized losses in Q1’20.
•Adjusted net income increased 90.5% to $13.2 million, from $6.9 million in Q1’20, driven by growth and improved margins in insurance and mortgage operations.
•Adjusted return on average equity was 13.7% in Q1’21, as compared to 7.3% in Q1’20.
•Book value per share of $11.63 as of March 31, 2021, when combined with dividends paid, increased 21.2% from the prior year, driven by a combination of net income and share repurchases at discounts to book value per share.
•In Q1’21, Tiptree purchased and retired 488,662 shares of common stock for $2.5 million in aggregate, at an average 57% discount to book value. Over the past four quarters, $17.8 million of capital returned to shareholders including 2,289,817 share repurchases at an average 49% discount to book value per share.

Insurance (Fortegra Group):
•Gross written premiums and premium equivalents of $505.0 million, up 28.7% versus prior year driven by robust 27.9% organic growth with all lines of business and regions contributing.
•Total revenues increased 55.3% to $222.6 million, from $143.3 million in Q1’20, driven by increases in earned premiums, net, service and administrative fees, and net realized and unrealized gains in Q1’21 as compared to losses in Q1’20. Excluding the impact of realized and unrealized gains and losses, revenues increased by 20.3% over the prior year period.
•The combined ratio improved to 91.5%, as compared to 93.6% in the prior year period driven by the shift in business mix toward warranty and commercial programs improving the underwriting ratio along with continued scalability of the technology and shared service platform improving the expense ratio.
•Income before taxes of $21.5 million in Q1’21, increased $48.6 million as compared to a loss before taxes of $27.1 million in 2020. Return on average equity was 23.9% in Q1’21 as compared to (28.3)% in Q1’20.
•Adjusted net income increased 46.3% to $12.8 million, as compared to $8.7 million in Q1’20. Adjusted return on average equity was 17.9%, as compared to 12.7% in Q1’20. The increase in both metrics was driven by growth in revenues and the improved combined ratio.

Mortgage:
•Income before taxes of $13.1 million compared to loss before taxes of $1.1 million in prior year period. Return on average equity of 60.9%, compared to (6.8)%.
•Adjusted net income of $7.5 million in Q1’21, an increase of $7.3 million from Q1’20. Adjusted return on average equity of 45.6% compared to 2.3% in Q1’20. The increase in both metrics was driven by growth in volumes and margins resulting from reduced interest rates and home price appreciation.

Results of Operations
Revenues

For the three months ended March 31, 2021, revenues were $294.7 million, which increased $165.0 million or 127.3% compared to the prior year period, primarily due to net realized and unrealized gains in the 2021 period compared to losses in the 2020 period. Additionally, growth in Fortegra’s commercial, credit and warranty programs resulted in increases to earned premiums, net, and service and administrative fees, and improvements in mortgage volumes and margins led to increased realized gains.

The combination of unearned premiums and deferred revenues of $1,316.6 million on the balance sheet grew by $283.5 million, or 27.4%, from March 31, 2020 to March 31, 2021 as a result of Fortegra’s growth in gross written premiums and premium equivalents, primarily related to commercial, credit and warranty programs.

The table below provides a breakdown between net realized and unrealized gains and losses from Invesque and other securities, which impacted our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods. Our fixed income securities are primarily marked to market through accumulated other comprehensive income (AOCI) in stockholders’ equity and do not impact net realized and unrealized gains and losses until they are sold.

($ in thousands)	Three Months Ended March 31,
	2021	2020
Net realized and unrealized gains (losses)(1)	$10,215	$(24,791)
Net realized and unrealized gains (losses) - Invesque	$16,643	$(58,713)
(1) Excludes Invesque and Mortgage realized and unrealized gains and losses.

Net Income (Loss) Attributable to Common Stockholders

For the three months ended March 31, 2021, net income attributable to common stockholders was $28.6 million, an increase of $88.6 million from a net loss of $60.0 million for the three months ended March 31, 2020. The increase for the three months ended March 31, 2021 was primarily driven by the same factors that impacted revenues in the respective periods.

Non-GAAP

Management uses Adjusted net income and book value per share as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.
Adjusted net income for the three months ended March 31, 2021 was $13.2 million, an increase of $6.2 million from the prior year period. For March 31, 2021, adjusted return on average equity was 13.7%, as compared to 7.3% at March 31, 2020, with the increase in both metrics driven by improved performance in our insurance and mortgage operations.

Total stockholders’ equity was $397.4 million as of March 31, 2021 compared to $344.3 million as of March 31, 2020. In the four quarters ended March 31, 2021, Tiptree returned $17.8 million to shareholders through share repurchases and dividends paid. Book value per share for the period ended March 31, 2021 was $11.63, an increase from book value per share of $9.73 as of March 31, 2020. The key drivers of the increase from the prior year were income per share and the purchase of 2.3 million shares at an average 49% discount to book value over the past four quarters. The increase was partially offset by dividends paid of $0.16 per share.

Results by Segment

We classify our business into two reportable segments, Insurance and Mortgage, with the remainder of our operations aggregated into Tiptree Capital - Other. Corporate activities include holding company interest expense, corporate employee compensation and benefits, and other expenses, including, but not limited to, public company expenses.

Pre-tax Income

($ in thousands)	Three Months Ended March 31,
	2021	2020
Insurance	$21,528	$(27,117)
Mortgage	13,077	(1,090)
Tiptree Capital - other	14,994	(45,241)
Corporate	(10,207)	(8,303)
Income (loss) before taxes	$39,392	$(81,751)

Adjusted net income - Non-GAAP (1)
The following tables present the components of Adjusted net income.

($ in thousands)	Three Months Ended March 31,
	2021	2020
Insurance	$12,776	$8,734
Mortgage	7,465	196
Tiptree Capital - other	567	3,291
Corporate	(7,653)	(5,314)
Adjusted net income (1)	$13,155	$6,907
(1)     For further information relating to the Company’s Adjusted net income, including a reconciliation to GAAP income (loss) before taxes, see “—Non-GAAP Reconciliations.”

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that allocates capital across a broad spectrum of businesses, assets and other investments. Our principal operating business, Fortegra, is a specialty insurance program underwriter and service provider, which focuses on niche business lines and fee-oriented services. We also allocate capital to a diverse group of businesses and investments that we refer to as Tiptree Capital. For more information, please visit www.tiptreeinc.com.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	March 31, 2021	December 31, 2020
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$409,947	$377,133
Loans, at fair value	110,458	90,732
Equity securities	145,022	123,838
Other investments	218,471	219,701
Total investments	883,898	811,404
Cash and cash equivalents	123,879	136,920
Restricted cash	53,294	58,355
Notes and accounts receivable, net	348,314	370,452
Reinsurance receivables	713,730	728,009
Deferred acquisition costs	272,924	229,430
Goodwill	179,236	179,236
Intangible assets, net	134,315	138,215
Other assets	179,688	162,034
Assets held for sale	159,335	181,705
Total assets	$3,048,613	$2,995,760

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$393,959	$366,246
Unearned premiums	892,009	860,690
Policy liabilities and unpaid claims	251,323	233,438
Deferred revenue	424,608	399,211
Reinsurance payable	201,331	224,660
Other liabilities and accrued expenses	335,523	362,865
Liabilities held for sale	152,461	175,112
Total liabilities	$2,651,214	$2,622,222

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 32,538,486 and 32,682,462 shares issued and outstanding, respectively	33	33
Additional paid-in capital	313,140	315,014
Accumulated other comprehensive income (loss), net of tax	2,592	5,674
Retained earnings	62,678	35,423
Total Tiptree Inc. stockholders’ equity	378,443	356,144
Non-controlling interests	18,956	17,394
Total stockholders’ equity	397,399	373,538
Total liabilities and stockholders’ equity	$3,048,613	$2,995,760

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Earned premiums, net	$146,919	$121,321
Service and administrative fees	58,050	43,724
Ceding commissions	3,025	6,525
Net investment income	2,767	3,488
Net realized and unrealized gains (losses)	69,371	(62,441)
Other revenue	14,556	17,054
Total revenues	294,688	129,671
Expenses:
Policy and contract benefits	67,174	60,876
Commission expense	88,645	70,401
Employee compensation and benefits	52,924	38,501
Interest expense	9,252	7,551
Depreciation and amortization	5,934	3,863
Other expenses	31,367	30,230
Total expenses	255,296	211,422
Income (loss) before taxes	39,392	(81,751)
Less: provision (benefit) for income taxes	8,752	(21,181)
Net income (loss)	30,640	(60,570)
Less: net income (loss) attributable to non-controlling interests	2,059	(563)
Net income (loss) attributable to common stockholders	$28,581	$(60,007)

Net income (loss) per common share:
Basic earnings per share	$0.86	$(1.74)
Diluted earnings per share	$0.81	$(1.74)

Weighted average number of common shares:
Basic	32,420,982	34,566,330
Diluted	36,184,019	34,566,330

Dividends declared per common share	$0.04	$0.04

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently.

We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Three Months Ended March 31, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate Expenses	Total
Income (loss) before taxes	$21,528	$13,077	$14,994	$(10,207)	$39,392
Less: Income tax (benefit) expense	(4,429)	(3,096)	(2,907)	1,680	(8,752)
Less: Net realized and unrealized gains (losses) (1)	(9,624)	(3,420)	(13,766)	—	(26,810)
Plus: Intangibles amortization (2)	3,834	—	—	—	3,834
Plus: Stock-based compensation expense	372	165	8	520	1,065
Plus: Non-recurring expenses	270	—	—	—	270
Plus: Non-cash fair value adjustments	—	—	(657)	—	(657)
Less: Tax on adjustments	825	739	2,895	354	4,813
Adjusted net income	$12,776	$7,465	$567	$(7,653)	$13,155

Adjusted net income	$12,776	$7,465	$567	$(7,653)	$13,155
Average stockholders’ equity	285,885	65,533	113,218	(79,166)	385,470
Adjusted return on average equity	17.9%	45.6%	2.0%	NM%	13.7%

	Three Months Ended March 31, 2020
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate Expenses	Total
Income (loss) before taxes	$(27,117)	$(1,090)	$(45,241)	$(8,303)	$(81,751)
Less: Income tax (benefit) expense	7,663	515	9,672	3,331	21,181
Less: Net realized and unrealized gains (losses)	33,601	1,348	48,555	—	83,504
Plus: Intangibles amortization (2)	2,168	—	—	—	2,168
Plus: Stock-based compensation expense	351	—	151	1,169	1,671
Plus: Non-recurring expenses	2,195	—	—	407	2,602
Plus: Non-cash fair value adjustments	—	—	351	—	351
Less: Tax on adjustments	(10,127)	(577)	(10,197)	(1,918)	(22,819)
Adjusted net income	$8,734	$196	$3,291	$(5,314)	$6,907

Adjusted net income	$8,734	$196	$3,291	$(5,314)	$6,907
Average stockholders’ equity	274,922	33,656	147,480	(78,182)	377,876
Adjusted return on average equity	12.7%	2.3%	8.9%	NM%	7.3%

(1)	Results for the three months ended March 31, 2021 included $48 of incentive fees paid with respect to specific unrealized and realized gains that are added-back to Adjusted net income.
(2)	Specifically associated with acquisition purchase accounting.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of March 31, 2021
	2021	2020
Total stockholders’ equity	$397,399	$344,336
Less: Non-controlling interests	18,956	10,483
Total stockholders’ equity, net of non-controlling interests	$378,443	$333,853

Total common shares outstanding	32,538	34,302

Book value per share	$11.63	$9.73